FORM N-SAR
Exhibits 77Q1(e)

MAINSTAY VP FUNDS TRUST
811-03833
For Period Ended 6/30/2017


The following documents were previously filed with Post-
Effective Amendment No. 96 to the Registrant's registration statement filed on August 10, 2017, accession number
0001144204-17-042012.

 Investment Advisory Contracts

1.	Amendment dated July 29, 2016 to the Management
Agreement
2.	Amendment dated March 13, 2017 to the Management
Agreement
3.	Amendment dated August 4, 2017 to the Management
Agreement
4.	Amendment dated April 5, 2016 to the MacKay Shields
Subadvisory Agreement
5.	Subadvisory Agreement dated October 1, 2014 between
NYLIM and Winslow
6.	Subadvisory Agreement dated May 30, 2017 between
NYLIM and Janus
7.	Amendment dated May 1, 2017 to the Candriam Belgium
Subadvisory Agreement
8.	Amendment dated May 1, 2017 to the NYL Investors
Subadvisory Agreement










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